ANNUAL STATEMENT AS TO COMPLIANCE
OFFICER'S CERTIFICATE

RE: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-HQ7

In accordance with Section 8.12 of the Pooling and Servicing Agreement, (the “Agreement”) dated November 1, 2005 executed by and between Morgan Stanley Capital I Inc., (as “Depositor”), Wells Fargo Bank, National Association, (as “Master Servicer“), ARCap Servicing, Inc., (as “Special Servicer”), U.S. Bank National Association, (as “Trustee“), and LaSalle Bank National Association, (as “Paying Agent” and “Certificate Registrar”) as authorized officer of the Master Servicer I certify that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year.

Wells Fargo Bank, National Association
“Master Servicer"

/s/ Margaret Gremore
Margaret Gremore
Vice President
Wells Fargo Bank, National Association
Commercial Mortgage